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                                                            Exhibit 15.2
                                  POWER OF ATTORNEY



          I, Dominick J. Agostino, a Director and Officer of Aetna Life Insurance and Annuity Company do hereby constitute and appoint Susan E. Bryant, Steven J. Lauwers, Julie E. Rockmore, Josephine Cicchetti and James F. Jorden and each of them individually, my true and lawful attorneys and agents with full power of substitution and resubstitution, for me and in my name, place or stead in any and all capacities, to sign for me and in my name and capacity as indicated below, any and all amendments including, but not limited to, pre-effective and post-effective amendments to Registration Statement No. 33-61897, hereby ratifying and confirming my signature as it may be signed by said attorneys to any and all such amendments.



          Date:  August 31, 1995


          By:    /s/Dominick J. Agostino
          Name:  Dominick J. Agostino
          Title: Director, Senior Vice President
                 and Chief Financial Officer
                 (principal accounting and
                 financial officer)
























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